UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): February 28, 2014

HCI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(Address of Principal Executive Offices)

(813) 849-9500

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 28, 2014, we issued shares of restricted common stock to four of our executive officers under separate restricted stock award contracts. Richard R, Allen, Scott R. Wallace, Anthony Saravanos and Andrew L. Graham were awarded 2,500 shares each. In each case the shares are subject to forfeiture upon termination of employment and restrictions on transfer. Forfeiture is mandatory in lieu of income tax withholding. The risk of forfeiture and the restrictions will lapse in four annual 625 share increments. The shares were granted pursuant to our 2012 Omnibus Incentive Plan.

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition

On May 1, 2014, we released our earnings for the three months ended March 31, 2014. We plan to host an earnings conference call that same day at 4:30 p.m. Eastern time during which our management will discuss the results.

Toll-free listen-only number: 877-407-8033

International number: 201-689-8033

Investors or analysts that wish to participate in the call should contact Kevin Mitchell at kmitchell@hcigroup.com or 813-405-3603.

Please call the conference telephone number ten minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcast simultaneously and available for replay via the Investor Information section of the HCI Group website at www.hcigroup.com. A replay of the call will be available after 8:00 p.m. Eastern time on the same day through June 1, 2014.

Toll-free replay number: 877-660-6853

International replay number: 201-612-7415

Conference ID: 13580109

Our earnings release appears as Exhibit 99.1 to this form 8-K.

Section 5

Item 5.02 Compensatory Arrangements of Certain Officers

The matters described in Section 1 above are incorporated into Section 5.

Item 9.01 Exhibits.

Exhibit 99.1        News Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 1, 2014.

HCI GROUP, INC.

BY:	/s/ Richard R. Allen
Name:	Richard R. Allen
Title:	Chief Financial Officer

A signed original of this Form 8-K has been provided to HCI Group, Inc. and will be retained by HCI Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.